Exhibit A.(7)(b)

FEDERAL INSURANCE COMPANY
STATEMENT OF ASSETS, LIABILITIES AND SURPLUS TO POLICYHOLDERS
Statutory Basis
DECEMBER 31, 2005
(in thousands of dollars)

		LIABILITIES AND
ASSETS		SURPLUS TO POLICYHOLDERS
Cash and Short Term Investments	$ 233,177	Outstanding Losses and Loss Expenses	$11,102,486
United States Government,		Unearned Premiums	3,594,949
State and Municipal Bonds	12,026,711	Reinsurance Premiums Payable	505,263
Other Bonds	2,877,937	Provision for Reinsurance	248,024
Stocks	836,039	Other Liabilities	1,093,720
Other Invested Assets	1,019,957
TOTAL INVESTMENTS	16,993,821	TOTAL LIABILITIES	16,544,442
Investments in Affiliates:
Chubb Investment Holdings, Inc.	1,864,311	Capital Stock	20,980
Pacific Indemnity Company	1,279,232	Paid-In Surplus	3,106,790
Chubb Insurance Company of Eu rope	677,231	Unassigned Funds	5,705,305
Executive Risk Indemnity Inc.	656,360
CC Canada Holdings Ltd.	347,840
Great Northern Insurance Company	283,968
Chubb Insurance Company of Australia	130,693	SURPLUS TO POLICYHOLDERS	8,833,075
Vigilant Insurance Company	121,092
Other Affiliates Premiums Receivable	188,061 1,590,888
Other Assets	1,244,020
		TOTAL LIABILITIES AND
TOTAL ADMITTED ASSETS	$25,377,517	SURPLUS TO POLICYHOLDERS	$25,377,517
Investments are valued in accordance with requirements of the National Association of Insurance Commissioners.
Investments valued at $285,855 are deposited with government authorities as required by law.
State, County & City of New York, - ss:

Anna Maria Lovecchio, Assistant Secretary of the Federal Insurance Company being duly sworn, deposes and says that the foregoing Statement of Assets, Liabilities and Surplus to Policyholders of said Federal Insurance Company on December 31, 2005 is true and correct and is a true abstract of the Annual Statement of said Company as filed with the Secretary of the Treasury of the United States for the 12 months ending December 31, 2005.

Subscribed and sworn to before me this
/s/ Anna Maria Lovecchio Assistant Secretary
/s/ Carl Siciliano	CARL SICILIANO NOTARY PUBLIC, State of New York No. 01SI5076300 Qualified in Suffolk County Commission Expires April 21, 2007